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                  HOLLYER BRADY SMITH TROXELL
                BARRETT ROCKETT HINES & MONE LLP
                        551 Fifth Avenue
                       New York, NY 10176

                      Tel:  (212) 818-1110
                      FAX:  (212 818-0494

                                                   April 28, 2000

To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post-
Effective Amendment No. 7 under the 1933 Act and Amendment No. 10 under the 1940 Act of our opinion dated April 23, 1998.

                              Hollyer Brady Smith Troxell
                              Barrett Rockett Hines & Mone LLP



                              By: /s/ W.L.D. Barrett
                                        Partner